SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2005

MidCarolina Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina	000-49848	56-2006811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 South Church Street

Burlington, North Carolina 28215

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 538-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a “Material Definitive Agreement” event

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	Exhibits:

See Exhibit Page

On February 23, 2005, MidCarolina Financial Corporation announced that it has reached an agreement with Diversified Mortgage Products, Inc. (DMI) to terminate its contract with DMI over the next ninety days with the final day of the contract term expected to be May 11, 2005. Under this contract, DMI has been processing mortgages for Lending Tree and placing residential mortgage loans within the Company’s wholly owned banking subsidiary, MidCarolina Bank. The Company anticipates that over the reminder of 2005, it will substantially offset the discontinuation of loan production under its contract with DMI through MidCarolina Bank’s continued development of other lines of business, and its internal loan production and through the reduction in loan production expenses resulting from the termination of the DMI contract. No termination penalties will be incurred by the Company. The Company and DMI mutually agreed to terminate the contract as the Company’s desire to focus upon its internal loan production activities, and DMI’s need for greater capacity and flexibly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDCAROLINA FINANCIAL CORPORATION

Date: February 23, 2005	By:	/s/ Randolph J. Cary, Jr.
Randolph J. Cary, Jr., President
and Chief Executive Officer